Exhibit 10.2

Execution Version

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of August 1, 2017, by Vanguard Natural Gas, LLC, a Kentucky limited liability company (“Borrower”), Vanguard Natural Resources, Inc., a Delaware corporation (“Parent”), each of the Subsidiaries party hereto, whether as an original signatory hereto or as an Additional Debtor (together with Borrower and Parent, collectively, “Debtors” and individually, a “Debtor”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as Administrative Agent (as defined in the Credit Agreement).

PRELIMINARY STATEMENT

WHEREAS, on February 1, 2017 (the “Petition Date”), Vanguard Natural Resources, LLC, a Delaware limited liability company (“Prepetition Parent”), the Borrower, and certain of Prepetition Parent’s direct and indirect subsidiaries (such subsidiaries, collectively with the Prepetition Parent and Borrower, the “Chapter 11 Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) for relief under Chapter 11 of Title 11 of the United States Code and commenced their chapter 11 proceedings (the “Chapter 11 Cases”);

WHEREAS, the Chapter 11 Debtors shall emerge from bankruptcy on the date hereof upon the effectiveness of the Plan of Reorganization (as defined in the Credit Agreement), which Plan of Reorganization was confirmed by the Bankruptcy Court on July 18, 2017;

WHEREAS, Citibank, in its capacity as administrative agent for the lenders thereunder (the “Prepetition Administrative Agent”), and as the issuing bank in respect of letters of credit issued thereunder, and other financial institutions named and defined therein as lenders, including Citibank in its capacity as a lender (the “Prepetition Lenders” and each a “Prepetition Lender”) entered into that certain Third Amended and Restated Credit Agreement dated as of September 30, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the Petition Date, the “Prepetition Credit Agreement”). Pursuant to the terms of the Plan of Reorganization, the Prepetition Administrative Agent and the Prepetition Lenders agreed, in settlement of their prepetition claims in accordance with the Plan of Reorganization and on the terms and conditions set forth therein, to amend and restate the Prepetition Credit Agreement by entering into that certain Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Parent, the Borrower, the lenders from time to time party thereto, and the Administrative Agent.

WHEREAS, each Debtor, by and through the action of its respective governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from granting a lien and security interest upon the Collateral hereinafter defined in order to secure the Secured Obligations, all as hereinafter provided; and

WHEREAS, to induce the Secured Parties to (a) make the loans and other financial accommodations from time to time as provided in the Credit Agreement and (b) make financial accommodations under Secured Swap Agreements and Secured Treasury Management Agreements, each Debtor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the repayment of the Secured Obligations.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Article I

DEFINITIONS

1.1           Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2           Terms Defined in New York Uniform Commercial Code. Terms defined in the New York Uniform Commercial Code which are not otherwise defined in this Security Agreement (including by reference to the Credit Agreement) are used herein as defined in Articles 8 or 9 of the New York Uniform Commercial Code, as the context may require, as in effect on the date hereof.

1.3           Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” means any Person who is or who may become obligated to a Debtor under, with respect to, or on account of an Account.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all of the Debtors’ right, title and interest in, to and under all of the following Property, whether now owned by, or owing to, or hereafter acquired by or arising in favor of the Debtors, and regardless of where located and, in each case, all Supporting Obligations and all accessions to, substitutions and replacements for, Proceeds and products of the following, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the following and all collateral security and guarantees given by any Person with respect to any of the following: all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts (including all funds, certificates, checks, drafts, wire transfer receipts, and other earnings, profits, or other proceeds from time to time representing, evidencing, deposited into, or held in Deposit Accounts), Securities Accounts, Commodities Accounts, and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Debtor with any bank or other financial institution, all Security Entitlements in any or all of the foregoing and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Money, cash and Cash Equivalents, all Contracts together with all Contract Rights arising thereunder, Instruments, Intellectual Property, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Pledged Equity, Securities, Stock Rights, all other personal property not otherwise described in the foregoing, in each case, now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest.

“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means all United States and foreign copyrights, whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world, all registrations and applications therefor, including the registrations and applications referred to in Schedule 2 under the heading “Copyrights”, all rights and privileges corresponding thereto throughout the world, whether as author, assignee, transferee or otherwise, all registrations and applications for registration, including extensions, continuations, reissues and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all Proceeds of the foregoing, including, without limitation, with respect to the foregoing, Proceeds from licenses, royalties, fees, income, payments, claims, damages and registrations, recordings, supplemental registrations and pending applications for registration in the relevant IP Filing Office.

“Debtor” has the meaning set forth in the introductory paragraph hereof.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, those Deposit Accounts identified on Schedule 1.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Excluded Account” means, as of any date of determination, each Deposit Account that is, as of such date, (a) a payroll account containing a balance not exceeding the amount of payroll expenses for one payroll period, (b) a tax withholding account, (c) a zero balance account (other than any lockbox accounts, to the extent account control agreements are permitted by the applicable depository bank), (d) a petty cash account containing a balance not exceeding $50,000 per account and not to exceed $250,000 for all such petty cash accounts in the aggregate or (e) a trust account holding royalty payments and working interest payments solely to the extent constituting property of a third party held in trust.

“Excluded Property” means the following:

(a)          any lease (other than an oil and gas lease), license, contract or agreement to which Debtor is a party or any of its rights or interests thereunder if and only if for so long as the grant of a lien or security interest under this Security Agreement will constitute or will result in a termination under, or a default or a breach thereof that would give the other party thereto (excluding any Affiliates of any Debtor) the right to terminate any such lease, license, contract or agreement (other than (a) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity, or (b) to the extent such other party consents to the grant of such lien or security interest on such lease, license, contract or agreement);

(b)          any Equity Interests of a Foreign Subsidiary, or any Domestic Subsidiary, that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries (such Domestic Subsidiary being a “FSHCO”) in excess of 65% of the voting rights of all outstanding Equity Interests of such Foreign Subsidiary or FSHCO and any Equity Interests issued by any Foreign Subsidiaries or any FSHCO other than Foreign Subsidiaries and FSHCOs directly owned by Debtor;

(c)          any deposit account which is used as an escrow account or as a fiduciary or trust account and solely contains deposits made for the benefit of another Person (other than the Parent or any of its Subsidiaries), and which such deposits are held in such Deposit Account on behalf of, and for the benefit of, such other Person;

(d)          any intent to use trademark or service mark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest used therein would impair the availability or enforceability of such intent to use trademark or service mark application under applicable federal law; and

(e)          any interests in partnerships, joint ventures and subsidiaries of the Borrower that are not wholly-owned subsidiaries which cannot be pledged without the consent of one or more third parties other than a Debtor and/or any of its subsidiaries or other Affiliates (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law);

provided that, Proceeds, substitutions or replacements of any Excluded Property referred to above shall not constitute “Excluded Property” solely by virtue of being Proceeds, substitutions or replacements thereof but shall constitute “Excluded Property” only to the extent that such Proceeds, substitutions or replacements otherwise independently constitute Excluded Property hereunder.

Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition causing or resulting in such Property to constitute Excluded Property pursuant to this definition, the Collateral shall include, and the applicable Debtor shall be deemed to have granted a continuing lien and security interest in, all relevant previously restricted or conditioned right, title and interest in, to and under such Property as if such restriction or condition had never been in effect.

“Financial Asset” shall have the meaning set forth in Article 8 of the UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Copyrights, Patents, Trademarks, Trade Secrets and Intellectual Property Licenses.

“Intellectual Property Licenses” means any and all written agreements providing for the granting of any right in, or to, any Person’s owned Intellectual Property (whether such Person is licensee or licensor thereunder) and all renewals and extensions thereof.

“Intellectual Property Security Agreement” means a short-form security agreement, substantially in the form of Exhibit 2 to this Agreement, executed by each applicable Debtor and the Administrative Agent (or any analogous agreement or filing under applicable law, as may be reasonably requested by the Administrative Agent or reasonably necessary to evidence the Administrative Agent’s lien and security interest in any IP Registration).

“IP Filing Office” means, as applicable, the United States Patent and Trademark Office or the United States Copyright Office.

“IP Registrations” means, with respect to any Debtor, (a) registrations of Patents, Trademarks and Copyrights and (b) applications of registration or publication thereof, in each case made with the relevant IP Filing Office.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC, and, in any event, shall include, without limitation, all of the following, whether now owned or hereafter acquired by such Debtor: (a) any security, whether certificated or uncertificated; (b) any security entitlement; (c) any Securities Account (including, without limitation, those described on Schedule 3); (d) any commodity contract; and (e) any Commodities Account (including, without limitation, those identified on Schedule 3)

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Patents” means all United States and foreign patents and applications therefor throughout the world, including each patent and patent application referred to in Schedule 2 under the heading “Patents”, all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights and privileges corresponding thereto throughout the world, the right to sue for past, present and future infringements of any of the foregoing, and all Proceeds of the foregoing, including, with respect to the foregoing, Proceeds from licenses, royalties, fees, income, payments, claims, damages, and suit.

“Pledged Collateral” means all Pledged Equity, Instruments, Securities and other Investment Property.

“Pledged Equity” means, with respect to each Debtor, all of such Debtor’s right, title, and interest in, to and under all Equity Interests of any other Person (as used in this definition, each, an “Issuer”), including, without limitation, the Equity Interests of such Debtor’s subsidiaries set forth on Schedule 3, in each case, together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(a)	all Equity Interests representing a non-cash dividend thereon, or representing distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(b)	in the event of any consolidation or merger involving the issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct subsidiary of such Debtor.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to such Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments, or Commercial Tort Claims, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Secured Obligations” means all Obligations.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which a Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which such Debtor now has or hereafter acquires any right, issued by an issuer of such securities.

“Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as the same has been or may be amended or revised from time to time, or, if so required with respect to the attachment, perfection or priority of the Administrative Agent’s or any other Secured Party’s lien and security interest in any Collateral by mandatory provisions of applicable law, as in effect in such other jurisdiction.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Article II

GRANT OF SECURITY INTERESt

2.1           Security Interest. Each Debtor hereby pledges, assigns, mortgages, transfers, hypothecates and grants to Administrative Agent for the ratable benefit of the Secured Parties a continuing first-priority (subject to Liens permitted by Section 9.03 of the Credit Agreement) security interest in all of such Debtor’s right, title and interest in, to and under the Collateral to secure the prompt and complete payment and performance in full of the Secured Obligations. Administrative Agent acknowledges that the attachment of its lien and security interest arising hereunder in any Commercial Tort Claim of a Debtor is subject to such Debtor’s compliance with Section 5.12. Each Debtor acknowledges that the Secured Obligations are owed to various Secured Parties and that each Secured Party is entitled to the ratable benefit of the lien and security interest created by this Security Agreement.

2.2           Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) each Debtor (rather than the Administrative Agent or any Secured Party) shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of, or arising out of, this Security Agreement , nor shall Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of a Debtor thereunder or pursuant thereto or to take any action to collect or enforce any claim for payment assigned, or to which the Secured Parties are entitled to, hereunder.

2.3           Authorization to File Financing Statements. Each Debtor hereby authorizes the Administrative Agent to file, and if requested will execute and/or deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first-priority, valid, enforceable, perfected security interest in and, to the extent required hereunder, Control of, the Collateral. Any financing statement filed by the Administrative Agent may be filed in any filing office in any relevant UCC jurisdiction and may indicate such Debtor’s Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) by any other description which reasonably approximates the description contained in this Security Agreement, and contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (iii) in the case of a financing statement filed as a fixture filing or indicating such Debtor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Debtor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Debtor also ratifies its authorization for the Administrative Agent to file, on or prior to the date hereof, in any UCC jurisdiction, any financing statements or amendments thereto.

2.4           Limited Exclusions. Notwithstanding Section 2.1 or the definition of “Collateral” to the contrary, the lien and security interest granted hereunder shall not extend to, and the term “Collateral” shall not include any Excluded Property.

Article III

REPRESENTATIONS AND WARRANTIES

Each Debtor represents and warrants to Administrative Agent that:

3.1           Title, Authorization, Validity, Perfection and Enforceability. Such Debtor has good title to the Collateral and none of the Collateral is subject to any Lien, except for Liens permitted by Section 9.03 of the Credit Agreement, and has full power and authority to grant to Administrative Agent the lien and security interest in such Collateral pursuant hereto and the other Security Instruments. The execution and delivery by such Debtor of this Security Agreement has been duly authorized by necessary corporate, limited liability company or partnership, as applicable, action and this Security Agreement constitutes a legal, valid, and binding obligation of each Debtor. When UCC financing statements in appropriate form in accordance with the UCC have been filed in the appropriate offices against such Debtor in the locations listed on Schedule 6 and in the case of Pledged Equity, delivery of a stock certificate or equivalent certificate or by any such filing, as applicable, the Administrative Agent will have a fully perfected, first-priority (subject to Liens permitted by Section 9.03 of the Credit Agreement) lien and security interest in that Collateral of the Debtor upon which a security interest may be perfected by such filings or, in the case of Pledged Collateral, perfection by possession.

3.2           Conflicting Laws and Contracts. Neither the execution and delivery by such Debtor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any applicable law, any order of any Governmental Authority or such Debtor’s Organizational Documents, the provisions of any indenture, instrument or agreement to which such Debtor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien permitted by Section 9.03 of the Credit Agreement).

3.3           Principal Location. As of the Effective Date, such Debtor’s address for notices and the location of its chief executive office are disclosed in Schedule 4.

3.4           Property Locations. Such Debtor’s Inventory, other than Inventory in transit, and Equipment are located solely at the locations described in Schedule 5 (as such schedule may be updated by the Borrower from time to time). All of said locations are owned by such Debtor in fee simple except for locations (i) which are leased by such Debtor, as lessee, and designated in Part B of Schedule 5 (as such schedule may be updated by the Borrower from time to time) and (ii) where Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Schedule 5 (as such schedule may be updated by the Borrower from time to time). Upon the reasonable request of the Administrative Agent, such Debtor shall use commercially reasonable efforts to deliver landlord lien waivers, estoppels and collateral access letters or other documents satisfactory to Administrative Agent to protect Administrative Agent’s security interest in such Inventory described in clause (ii) of the preceding sentence.

3.5           Deposit, Commodity, and Securities Account. Schedule 1 (as such schedule may be updated by the Borrower from time to time) correctly identifies all Deposit Accounts, Commodities Accounts, and Securities Accounts maintained by, or on behalf of, such Debtor and the institutions holding such accounts.

3.6           Pledged Equity and Other Investment Property. Schedule 3 (as such schedule may be updated by the Borrower from time to time) sets forth a complete and accurate list of the Pledged Collateral in which such Debtor has any right, title or interest. Except as set forth on Schedule 3 (as such schedule may be updated by the Borrower from time to time), such Debtor is the direct and beneficial owner of all Pledged Collateral listed on Schedule 3 (as such schedule may be updated by the Borrower from time to time). Such Debtor further represents and warrants that (i) all of such Debtor’s Pledged Equity is duly and validly issued, and fully paid and non-assessable and (ii) with respect to any certificates delivered to Administrative Agent representing an ownership interest in any Issuer of Pledged Equity, such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise. all certificates or instruments representing or evidencing the Pledged Collateral, which, if acquired by any Debtor after the Effective Date, would be required to be delivered pursuant to Section 8.14 of the Credit Agreement and Section 5.4 hereof, have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Administrative Agent has a perfected first-priority (subject only to Liens permitted by Section 9.03 of the Credit Agreement) lien and security interest therein.

3.7           [Reserved.]

3.8           No Financing Statements. No financing statement describing all or any portion of the Collateral, to the extent not lapsed or terminated, naming such Debtor as debtor is filed or of record in any jurisdiction except (i) financing statements naming Administrative Agent as the secured party, and (ii) financing statements filed with respect to Liens permitted by Section 9.03 of the Credit Agreement.

3.9           Identification Numbers. Such Debtor’s Federal employer identification number and state organizational identification number are listed on Schedule 6.

The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the security interest in any such Collateral.

Article IV

CONCERNING INTELLECTUAL PROPERTY

4.1           Registrations. Schedule 2 sets forth, as of the Effective Date, a true and complete list of any Intellectual Property in which each Debtor has any right, title or interest.

4.2           Intellectual Property.

(a)          Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Debtor and the filing of the Intellectual Property Security Agreement with the appropriate IP Filing Office, the Administrative Agent shall have a fully perfected first-priority (except for Liens permitted by Section 9.03 of the Credit Agreement) Lien on the Collateral constituting United States issued, registered or applied for Patents, Trademarks and Copyrights under the UCC and the laws of the United States for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Debtors, subject to applicable law.

(b)          No Debtor has knowledge of (i) any third-party claim (A) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (B) challenging such Debtor’s rights to such registrations and applications or (ii) any basis for such claims other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Material Adverse Effect.

4.3           Covenants.

(a)          (i) At any time when an Event of Default exists and is continuing and upon the written request of the Administrative Agent, each Debtor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to or for the benefit of the Administrative Agent of any material Intellectual Property License held by such Debtor in the United States to enable the Administrative Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material Intellectual Property License in the United States under which such Debtor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such Intellectual Property License.

(b)          Each Debtor shall notify the Administrative Agent promptly if it knows that any application for or registration of any Patent, Trademark or Copyright (now or hereafter existing) has become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in any IP Filing Office or any court) abandoning such Debtor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Credit Agreement or where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)          In the event that any Debtor files an application for the registration of any IP Filing Office, acquires any such application or registration by purchase or assignment, in each case, after the Effective Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement becoming registered), it shall, (or such longer period as the Administrative Agent may reasonably agree), notify the Agent and, promptly upon the Administrative Agent’s request, execute and deliver to the Administrative Agent, at such Debtor’s sole cost and expense, any Intellectual Property Security Agreement or other instrument as the Administrative Agent may reasonably request and require, promptly (in any event, on or before the next date on which a certificate required by Section 8.01(c) of the Credit Agreement is required to be delivered (or such longer period as the Administrative Agent may agree)) to evidence the Administrative Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and the General Intangibles of such Debtor relating thereto or represented thereby.

(d)          Each Debtor shall take all actions reasonably necessary to (i) maintain and pursue each application for, and to obtain and maintain the registration of each material Patent, Trademark and, to the extent consistent with past practice, Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if necessary (as determined by such Debtor in the exercise of its good faith and reasonable business judgment), by initiating opposition and interference and cancellation proceedings against third parties and (ii) otherwise protect and preserve such Debtor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the Credit Agreement.

(e)          Each Debtor shall promptly notify the Agent of any material infringement or misappropriation of such Debtor’s Patents, Trademarks or Copyrights of which it becomes aware and shall take such actions as are reasonable and appropriate, in the good faith and reasonable business judgment of the applicable Debtor, under the circumstances to protect such Patent, Trademark or Copyright, except where such infringement or misappropriation could not reasonably be expected to cause a Material Adverse Effect.

Article V

COVENANTS

From the date of this Security Agreement, and thereafter until the earlier of (x) the Termination Date and (y) the release of such Debtor in accordance with Section 11.10 of the Credit Agreement, each Debtor agrees as follows:

5.1           General

5.1.1           Credit Agreement Covenants. Reference is hereby made to the covenants of the Borrower set forth in the Credit Agreement. Each Debtor agrees to comply with such covenants on the terms and provisions set forth therein.

5.1.2           [Reserved].

5.1.3           [Reserved].

5.1.4           Financing Statements and Other Actions; Defense of Title. Each Debtor agrees to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Liens permitted by Section 9.03 of the Credit Agreement to the extent such Liens are permitted to have priority over the Administrative Agent’s lien and security interest) and to defend the lien and security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not permitted by Section 9.03 of the Credit Agreement.

5.1.5           [Reserved].

5.1.6           [Reserved].

5.1.7           Change in Location, Jurisdiction of Organization or Name. Such Debtor shall not maintain Collateral at any location other than as specified in Schedule 5 (as such schedule may be updated by the Borrower from time to time), unless such Debtor shall have given Administrative Agent prompt written notice thereof (and in any event within thirty days prior thereto), and Administrative Agent shall have determined that such change will not adversely affect the validity, perfection or priority of Administrative Agent’s security interest in the Collateral.

5.1.8           Other Financing Statements. Such Debtor will not file or authorize the filing on its behalf of any financing statement naming it as debtor covering all or any portion of the Collateral, except in connection with Liens permitted by Section 9.03 of the Credit Agreement.

5.2           [Reserved.]

5.3           Safekeeping of Inventory; Inventory Covenants. Administrative Agent shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory, except to the extent that such Debtor incurs any loss, cost, claim or damage from any of the foregoing as a result of the gross negligence or willful misconduct of Administrative Agent. All risk of loss, damage, distribution or diminution in value of the Inventory shall, except as noted in the previous sentence, be borne by such Debtor.

5.4           Instruments, Securities, Chattel Paper, and Documents. Each Debtor will (i) on the Effective Date, deliver to Administrative Agent originals of all Pledged Collateral accompanied by instruments of transfer or assignment duly executed in blank, (ii) after the Effective Date, hold in trust for Administrative Agent upon receipt and immediately thereafter deliver to Administrative Agent all Pledged Collateral otherwise required to be delivered hereunder accompanied by instruments of transfer or assignment duly executed in blank, and (iii) upon Administrative Agent’s request, immediately deliver to Administrative Agent (and thereafter hold in trust for Administrative Agent upon receipt and immediately deliver to Administrative Agent) any Document evidencing or constituting Collateral.

5.5           Uncertificated Securities and Certain Other Investment Property. Such Debtor will permit Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien and security interest of Administrative Agent granted pursuant to this Security Agreement. Such Debtor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause Administrative Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, such Debtor will, with respect to Investment Property held with financial intermediary, cause such financial intermediary to enter into a control agreement with Administrative Agent in form and substance satisfactory to Administrative Agent.

5.6           Stock and Other Ownership Interests.

5.6.1           [Reserved.]

5.6.2           Issuance of Additional Securities. Such Debtor will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Debtor.

5.6.3           Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral, required under this Security Agreement to be delivered to the Administrative Agent, in the name of the applicable Debtor, endorsed or assigned in blank or in favor of the Administrative Agent.

5.6.4           [Reserved.]

5.6.5           Issuance of Securities. Such Debtor shall not permit any limited partnership interests or ownership interests in a limited liability company, in each case constituting Pledged Equity, to at any time constitute a Security or consent to the issuer of any such Pledged Equity taking any action to have such Pledged Equity treated as a Security unless (i) all certificates or other document constituting such Pledged Equity have been delivered to Administrative Agent and such Pledged Equity is properly defined as a Security under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) Administrative Agent has entered into control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.7           Accounts.

5.7.1           Verification of Accounts. The Administrative Agent may at any time and from time to time in the Administrative Agent's own name, in the name of a nominee of the Administrative Agent, or in the name of any Debtor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Debtor, parties to contracts with such Debtor and obligors in respect of Instruments of such Debtor to verify with such Persons, to the Administrative Agent's reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral.

5.7.2           Appointment of the Agent as Attorney-in-Fact. Such Debtor hereby irrevocably designates, makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent), exercisable after an Event of Default has occurred and is continuing, as its true and lawful attorney-in-fact, and authorizes Administrative Agent, in such Debtor’s or Administrative Agent’s name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of such Debtor’s rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) take control in any manner of any item of payment or proceeds thereof; (viii) prepare, file and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (ix) endorse such Debtor’s name upon any items of payment or proceeds thereof and deposit the same in Administrative Agent’s account on account of the Secured Obligations; (x) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xi) sign such Debtor’s name on any verification of Accounts and notices thereof to Account Debtor; (xii) notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by Administrative Agent, have access to any lock box or postal box into which any of such Debtor’s mail is deposited, and open and dispose of all mail addressed to such Debtor, and (xiii) do all acts and things which are necessary, in Administrative Agent’s sole discretion, to fulfill such Debtor’s obligations under this Security Agreement.

5.7.3           Notice to Account Debtor. Administrative Agent may, in its sole discretion, at any time or times after an Event of Default has occurred and is continuing, and without prior notice to such Debtor, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent and that Administrative Agent has a security interest therein. Administrative Agent may direct any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent. Administrative Agent shall furnish such Debtor with a copy of such notice.

5.8           Deposit Accounts. Subject to Section 8.20 of the Credit Agreement, for each Deposit Account, Securities Account and Commodities Account (other than Excluded Deposit Accounts) that such Debtor at any time maintains, such Debtor will, substantially contemporaneously with the later of (a) the Effective Date and (b) the date such Deposit Account, Securities Account or Commodities Account (other than Excluded Deposit Accounts) is established or created, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodities Account, as applicable, to agree to, after the occurrence and during the continuance of an Event of Default, comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodities Account, without further consent of such Debtor, or take such other action as the Administrative Agent may request in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodities Account.

5.9           Federal, State or Municipal Claims. Such Debtor will notify Administrative Agent of any Collateral which constitutes a claim against a Governmental Authority, the assignment of which claim is restricted by federal, state or municipal law.

5.10         Warehouse Receipts Non-Negotiable. Such Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC).

5.11         [Reserved.]

5.12         Commercial Tort Claims. If such Debtor at any time holds or acquires a Commercial Tort Claim with a value in excess of $250,000 individually or $500,000 in the aggregate, such Debtor shall immediately notify Administrative Agent in writing of the details thereof and grant to Administrative Agent in writing a security interest therein or lien thereon and in the Proceeds thereof, in form and substance satisfactory to Administrative Agent.

5.13         Letters-of-Credit Rights. If such Debtor is at any time a beneficiary under a letter of credit with a value in excess of $250,000 individually or $500,000 in the aggregate, now or hereafter issued in favor of such Debtor, such Debtor shall promptly notify Administrative Agent thereof in writing and, at Administrative Agent’s request, such Debtor shall, pursuant to an agreement in form and substance satisfactory to Administrative Agent, either (a) arrange for the issuer or any confirmer of such letter of credit to consent to an assignment to Administrative Agent of the proceed of any drawing under the letter of credit or (b) arrange for Administrative Agent to become the transferee beneficiary of the letter of credit, with Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.

5.14         Further Assurances. Each Debtor agrees to comply with Section 8.11 of the Credit Agreement.

Article VI

REMEDIES

6.1           Acceleration and Remedies. (a) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall exercise any or all of the following rights and remedies:

(i)          Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document.

(ii)         Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

(iii)        Without notice, except as specifically provided in Section 6.3 or elsewhere herein, demand or advertisement of any kind to any Debtor or any other Person, enter the premises of any Debtor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Debtor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(iv)        Concurrently with written notice to the applicable Debtor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Equity as though the Administrative Agent was the outright owner thereof.

(v)         With respect to any Collateral consisting of Intellectual Property or an Intellectual Property License, on demand, cause the security interest to become an assignment, transfer and conveyance of any or all of such Collateral by the applicable Debtors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent may determine (other than where such assignment, transfer, conveyance, license or sublicense would constitute a breach or violation of any then-existing Intellectual Property Licenses or any other licensing arrangements to the extent that waivers cannot be obtained or to the extent such assignment, transfer or conveyance would impair the validity or enforceability of, or result in the abandonment of, such Intellectual Property or Intellectual Property License).

(b)          The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)          The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Debtor hereby expressly releases.

(d)          Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)          Notwithstanding the foregoing, neither the Administrative Agent nor any Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Debtor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Indebtedness or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Indebtedness or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)          Each Debtor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Debtor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit any Debtor or the issuer of the Pledged Equity to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Debtor and the issuer would agree to do so.

6.2           Debtor's Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of an Event of Default and during its continuation, each Debtor will:

(a)          assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Debtor's premises or elsewhere;

(b)          permit the Administrative Agent, by the Administrative Agent's representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Debtor for such use and occupancy;

(c)          at its own expense, cause the independent certified public accountants then engaged by each Debtor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Debtor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts;

(d)          use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Intellectual Property License to effect the assignment of all of such Debtor’s right, title and interest thereunder to the Administrative Agent or its designee; and

(e)          grant to the Administrative Agent an irrevocable (except for failure to comply with the terms and conditions set forth herein), non-exclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, license or sub-license, on a non-exclusive basis only, any of the Collateral consisting of Intellectual Property (other than where such use, license, or sublicense would constitute a breach or violation of any then-existing Intellectual Property Licenses or any other license arrangements), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of abandonment, invalidation, unenforceability or dilution of such Trademark, now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Such license to the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuance of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith will be binding upon the Debtors notwithstanding any subsequent cure or waiver of an Event of Default.

No Debtor shall have any obligation to register or qualify any Pledged Equity whether to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Equity or otherwise.

6.3           Notice of Disposition of Collateral. Each Debtor hereby agrees that notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if sent to such Debtor, addressed as set forth in Section 8.17, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

6.4           [Reserved.]

6.5           Deficiency. In the event that the proceeds of any sale, collection or realization, of or upon, Collateral by Administrative Agent are insufficient to pay all Secured Obligations and any other amounts to which Administrative Agent and the other Secured Parties are legally entitled, Debtors shall be jointly and severally liable for the deficiency, together with interest thereon as provided in the Credit Agreement, or, if no interest is so provided, at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Administrative Agent to collect such deficiency.

6.6           Non-Judicial Remedies. In granting to Administrative Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, each Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Administrative Agent to enforce its rights by judicial process. In so providing for non-judicial remedies, each Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length. Nothing herein is intended, however, to prevent Administrative Agent from resorting to judicial process at its option.

6.7           Cumulative Rights; Obligations Not Affected.

6.7.1           All rights of Administrative Agent and each other Secured Party under the Loan Documents, Secured Swap Agreements and the Secured Treasury Management Agreements are cumulative of each other and of every other right which Administrative Agent and each other Secured Party may otherwise have at law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

6.7.2           To the fullest extent not prohibited by applicable law, the obligations of each Debtor under this Security Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)          any amendment, addition, or supplement to, or restatement of any Loan Document, Secured Swap Agreement, Secured Treasury Management Agreement or any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)          any exercise, non-exercise, or waiver by Administrative Agent or any other Secured Party of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to this Security Agreement, any other Loan Document, any Secured Swap Agreement or any Secured Treasury Management Agreement;

(c)          any waiver, consent, extension, indulgence, or other action or inaction in respect of this Security Agreement, any other Loan Document, and Secured Swap Agreement or any Secured Treasury Management Agreement or any assignment or transfer of any thereof; or

(d)          any other event which may give Debtor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document, Secured Swap Agreement or any Secured Treasury Management Agreement.

6.8           Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Administrative Agent in good faith.

Article VII

PROCEEDS; COLLECTION OF RECEIVABLE

7.1           Lockboxes. Upon request of Administrative Agent, each Debtor shall execute and deliver to Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at Administrative Agent.

7.2           Collection of Receivables. Upon the occurrence and during the continuation of a an Event of Default, Administrative Agent may at any time in its sole discretion, by giving any Debtor written notice, elect to require that the Receivables be paid directly to Administrative Agent. In such event, such Debtor shall, and shall permit Administrative Agent to, promptly notify the Account Debtors or obligors under the Receivables of Administrative Agent’s interest therein and direct such Account Debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to Administrative Agent. Upon receipt of any such notice from Administrative Agent, such Debtor shall thereafter hold in trust for Administrative Agent, all amounts and proceeds received by it with respect to the Receivables and other Collateral and immediately and at all times thereafter deliver to Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3           Special Collateral Account. Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with Administrative Agent and held there as security for the Secured Obligations. No Debtor shall have control whatsoever over said cash collateral account. If no Event of Default has occurred or is continuing, Administrative Agent shall from time to time deposit the collected balances in said cash collateral account into such Debtor’s general operating account with Administrative Agent. If any Event of Default has occurred and is continuing, Administrative Agent may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4           Application of Proceeds. After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Administrative Agent to payment of the Secured Obligations as provided in the Credit Agreement.

Article VIII
GENERAL PROVISIONS

8.1           Additional Debtors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Debtors (each, an “Additional Debtor”), by executing a Joinder Agreement in the form of Exhibit A hereto. Upon delivery of any such Joinder Agreement to Administrative Agent, notice of which is hereby waived by Debtors, each Additional Debtor shall be a Debtor and shall be as fully a party hereto as if Additional Debtor were an original signatory hereto. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Debtor hereunder. This Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

8.2           Preservation of Rights. No delay or omission of Administrative Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to Administrative Agent until the Secured Obligations have been paid in full.

8.3           Waiver; Amendment. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Administrative Agent and then only to the extent in such writing specifically set forth.

8.4           Compromises and Collection of Collateral. Each Debtor and Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Debtor agrees that Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by Administrative Agent shall be commercially reasonable so long as Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.5           Administrative Agent Performance of Debtor’s Obligations. Without having any obligation to do so, Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay in this Security Agreement and such Debtor shall, reimburse Administrative Agent for any amounts paid by Administrative Agent pursuant to this Section 8.5. Each Debtor’s obligation to reimburse Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.6           Authorization for Administrative Agent to Take Certain Action. Each Debtor irrevocably authorizes Administrative Agent at any time and from time to time in the sole discretion of Administrative Agent and appoints Administrative Agent as its attorney in fact (i) to execute on behalf of such Debtor as debtor and to file financing statements necessary or desirable in Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Administrative Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 7.2, to enforce payment of the Receivables in the name of Administrative Agent or such Debtor, (vi) to apply the proceeds of any Collateral received by Administrative Agent to the Secured Obligations as provided in Article VII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted under the Credit Agreement), and such Debtor agrees to reimburse Administrative Agent on demand for any payment made or any expense incurred by Administrative Agent in connection therewith, provided that this authorization shall not relieve such Debtor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.7           [Reserved].

8.8           Use and Possession of Certain Premises. If an Event of Default has occurred and is continuing, Administrative Agent shall be entitled to occupy and use any premises owned or leased by any Debtor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay such Debtor for such use and occupancy.

8.9           Dispositions Not Authorized. No Debtor is authorized to sell or otherwise dispose of the Collateral except as permitted by the Credit Agreement and notwithstanding any course of dealing between any Debtor and Administrative Agent or other conduct of Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as permitted by the Credit Agreement) shall be binding upon Administrative Agent unless such authorization is in writing signed by Administrative Agent.

8.10         Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Debtor, Administrative Agent and their respective successors and assigns, except that no Debtor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Administrative Agent.

8.11         Survival of Representations. All representations and warranties of each Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12         Expenses; INDEMNITY. The provisions of Section 12.03 of the Credit Agreement are incorporated herein, mutatis mutandis, for all purposes.

8.13         Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14         Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until the Final Discharge Date.

8.15         Entire Agreement. This Security Agreement embodies the entire agreement and understanding between Debtors and Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between Debtors and Administrative Agent relating to the Collateral.

8.16         Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions of Sections 12.10, 12.11, 12.12, 12.13 and 12.14 of the Credit Agreement entitled “Governing Law”, “Submission to Jurisdiction”; “Waiver of Venue”, “Service of Process” and “Waiver of Jury Trial”, respectively, are incorporated herein, mutatis mutandis, for all purposes.

8.17         Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 12.01 the Credit Agreement.

8.18         Restatement. This Agreement is a consolidation, and an omnibus amendment and restatement, of the following: (i) the Pledge and Security Agreement, dated as of November 30, 2011 (as in effect immediately before the effectiveness hereof, the “Existing Vanguard Natural Gas Security Agreement”), among the Borrower as Debtor thereunder and the Administrative Agent, (ii) the Pledge and Security Agreement, dated as of November 30, 2011, (as in effect immediately before the effectiveness hereof, the “Existing Subsidiary Security Agreement”) among certain subsidiaries and affiliates of the Borrower, as Debtors thereunder, and the Administrative Agent. and (iii) the Pledge and Security Agreement, dated as of February 10, 2016 (as in effect immediately before the effectiveness hereof, the “Existing VNR Finance Security Agreement” and, together with the Existing Vanguard Natural Gas Security Agreement and the Existing Subsidiary Security Agreement, the “Existing Security Agreements”), among VNR Finance Corp., a Delaware corporation as Debtor thereunder and the Administrative Agent The parties hereto agree that this Agreement is an amendment and restatement, and not a novation, of the Existing Security Agreements.

8.19         Intercreditor Agreement. Reference is made to the Amended and Restated Intercreditor Agreement, dated as of the date hereof, between CITIBANK, N.A., as Priority Lien Agent (as defined therein), and DELAWARE TRUST COMPANY, as Second Lien Collateral Trustee (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (ii) authorizes (or is deemed to authorize) the Priority Lien Agent on behalf of such Person to enter into, and perform the obligations of the Priority Lien Agent under, the Intercreditor Agreement and (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, Debtors and Administrative Agent have executed this Security Agreement as of the date first above written.

Vanguard Natural Resources, Inc.

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial Officer

VANGUARD NATURAL GAS, LLC

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

VANGUARD OPERATING, LLC

By:	Vanguard Natural Gas, LLC
Sole Member

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

ENCORE CLEAR FORK PIPELINE LLC

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

[Signature Page to Amended and Restated Security Agreement]

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

By:	EAGLE ROCK UPSTREAM DEVOLOPMENT COMPANY, INC.,
its general partner

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By:	EAGLE ROCK UPSTREAM DEVOLOPMENT COMPANY II, INC.,
its general partner

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

[Signature Page to Amended and Restated Security Agreement]

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

ESCAMBIA ASSET CO. LLC

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

ESCAMBIA OPERATING CO. LLC

By:	/s/ Richard Robert
Richard Robert
Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amended and Restated Security Agreement]

VNR HOLDINGS, LLC

By:	Vanguard Natural Gas, LLC
Sole Member

By:	/s/ Richard Robert
Richard Robert
Executive Vice President and Chief Financial
Officer

[Signature Page to Amended and Restated Security Agreement]

ADMINISTRATIVE AGENT:

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

[Signature Page to Amended and Restated Security Agreement]

EXHIBIT A

Form of Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is entered into as of ____________, 20[●] by the undersigned (“Additional Debtor”), being a Subsidiary or Affiliate of Vanguard Natural Gas, LLC (“Borrower”), in favor of Citibank, N.A., as Administrative Agent for the Lenders as defined in the Agreement referred to below (in such capacity, “Administrative Agent”), and is executed and delivered pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of August 1, 2017 (as same may be amended, restated or modified from time to time, the “Credit Agreement”) among Administrative Agent, the Lenders party thereto, VNR Finance Corp., a Delaware corporation (“Parent”) and Borrower.

WHEREAS, pursuant to the Credit Agreement, Parent and certain Subsidiaries and Affiliates of Borrower entered into that certain Pledge and Security Agreement dated as of August 1, 2017, in favor of Administrative Agent (as same may be amended, restated or modified from time to time, this “Security Agreement”) in order to, among other things, induce the Lenders to enter into and extend credit to Borrower under the Credit Agreement; and

WHEREAS, Additional Debtor is a Subsidiary or Affiliate of Borrower, and Additional Debtor desires that the Lenders extend credit to Borrower as contemplated by the Credit Agreement, and Additional Debtor will directly or indirectly benefit from the use of the loan proceeds by Borrower for the purposes for which the credit is being extended pursuant to the Agreement; and

WHEREAS, Additional Debtor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from granting a lien upon the Collateral described in the Security Agreement to secure Borrower’s indebtedness and obligations under the Credit Agreement as provided therein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to extend such additional credit as the Lenders may from time to time agree to extend, Additional Debtor does hereby agree with Administrative Agent as follows:

1.          Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement.

2.          Party to Security Agreement; Grant of Security Interest. Additional Debtor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Additional Debtor will be deemed to be a party to the Security Agreement and a “Debtor” for all purposes of the Security Agreement, and shall have all of the obligations of a Debtor thereunder as if it had executed the Security Agreement. Additional Debtor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Debtors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Section 2, Additional Debtor hereby pledges, assign and grants to Administrative Agent for the benefit of the Secured Parties a continuing security interest in all of Additional Debtor’s right, title and interest in, to and under the Collateral of Additional Debtor to secure the prompt and complete payment and performance in full of the Secured Obligations. If the security interest granted hereby in any rights of Additional Debtor under any contract included in the Collateral is expressly prohibited by such contract, then the security interest hereby granted therein nonetheless mains effective to the extent allowed by Article or Chapter 9 of the UCC or other applicable law but is otherwise limited by that prohibition.

3.          Representations and Warranties. Additional Debtor hereby makes each representation and warranty set forth in the Security Agreement with respect to itself and its Collateral.

4.          Address for Notice Purposes. The address of Additional Debtor for purposes of all notices and other communications is set forth on the signature page hereof.

5.          Information for Schedules.

(a)          Additional Debtor’s information for purposes of Schedule 1 to the Security Agreement is set forth on Schedule 1 attached hereto.

(b)          Additional Debtor’s information for purposes of Schedule 2 to the Security Agreement is set forth on Schedule 2 attached hereto.

(c)          Additional Debtor’s information for purposes of Schedule 3 to the Security Agreement is set forth on Schedule 3 attached hereto.

(d)          Additional Debtor’s information for purposes of Schedule 4 to the Security Agreement is set forth on Schedule 4 attached hereto.

(e)          Additional Debtor’s information for purposes of Schedule 5 to the Security Agreement is set forth on Schedule 5 attached hereto.

(f)          Additional Debtor’s information for purposes of Schedule 6 to the Security Agreement is set forth on Schedule 6 attached hereto.

6.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.          Loan Document. This Agreement is a Loan Document for all purposes and each reference in any Loan Document to the “Security Agreement” shall mean the Security Agreement as supplemented by this Agreement.

IN WITNESS WHEREOF, the undersigned Additional Debtor and Administrative Agent have executed this Security Agreement as of the date first above written.

ADDITIONAL DEBTOR

By:
Name:
Title:

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT B

[FORM OF]
INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is entered into as of ____________, 201__, by the undersigned (“Grantor”), being a Subsidiary or Affiliate of Vanguard Natural Gas, LLC (“Borrower”), in favor of Citibank, N.A., as Administrative Agent for the Lenders as defined in the Agreement referred to below (in such capacity, “Administrative Agent”), and is executed and delivered pursuant to that Pledge and Security Agreement dated as of August 1, 2017, in favor of Administrative Agent (as same may be amended, restated or modified from time to time, this “Security Agreement”) in order to, among other things, induce the Lenders to enter into and extend credit to Borrower under that certain Fourth Amended and Restated Credit Agreement dated as of August 1, 2017 (as same may be amended, restated or modified from time to time, the “Credit Agreement”) among Administrative Agent, the Lenders party thereto, VNR Finance Corp., a Delaware corporation (“Parent”) and Borrower.

The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “IP Collateral”):

(A)         all Trademarks, including the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto but excluding any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar notice and/or filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of such security interest may impair the validity or enforceability, or result in the voiding, of such intent-to-use Trademark application or any registration issuing therefrom under applicable Requirements of Law;

(B)         all Patents, including the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto

(C)         all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; [and]

(D)         all proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Grantor]

By:
Name:
Title:

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent

By:
Name:
Title:

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

Schedule I

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

Schedule II

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

Schedule III